                                                                     Exhibit (i)


                              [SAAMCO LETTERHEAD]


                               November 15, 2001



SunAmerica Equity Funds
733 Third Avenue
New York, NY
10017-3204

Ladies and Gentlemen:


         This opinion is being furnished in connection with the filing by SunAmerica Equity Funds, a Massachusetts business trust (the "Trust"), of Post-Effective Amendment No. 31 (the "Amendment") to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "Registration Statement") which registers an indefinite number of shares of beneficial interest of each series of the Trust, par value $0.01 per share (the "Shares") pursuant to the Trust's Registration Statement.


         I am familiar with the proceedings taken by the Trust in connection with the authorization, issuance and sale of the shares. In addition, I have examined the Trust's Declaration of Trust, By-Laws, in each case as amended, supplemented, and in effect on the date hereof and such other documents that have been deemed relevant to the matters referred to herein.


         Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, and based upon and subject to the foregoing examination, I am of the opinion that the shares registered by the Amendment are legally issued, fully paid and nonassessable shares of beneficial interest of the Trust.


         I am a member of the Bar of the State of Maryland. Insofar as any opinion expressed herein involves the laws of the Commonwealth of Massachusetts, such opinion should be understood to be based on my review of the published statutes of such state, and, where applicable, published cases of the courts and rules or regulations of regulatory bodies of such state. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Amendment, and to the filing of this opinion under the securities laws of any state.


                                        Very truly yours,

                                        /s/ Robert M. Zakem


                                        Robert M. Zakem